Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND YEAR

January 23, 2020 – Honesdale, Pennsylvania

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary Wayne Bank, announced earnings for the three months ended December 31, 2019 of $3,596,000 compared to $3,299,000 earned in the corresponding period of 2018. The 9% increase in earnings is due primarily to the $404,000 improvement in net interest income and a lower provision for loan losses. For the year ended December 31, 2019 net income totaled $14,215,000, an increase of $564,000, or 4.1%, from the $13,651,000 earned in the prior year. The increase reflects improvement in net interest income, as well as a reduction in the provision for loan losses.

Earnings per share (fully diluted) were $0.57 and $0.53 for the three-month periods ended December 31, 2019 and 2018, respectively. For the year, earnings per share on a fully diluted basis were $2.25 for 2019 compared to $2.17 in 2018. The return on average assets for the year was 1.18% with a return on average equity of 10.83% compared to 1.19% and 11.71%, respectively, in 2018.

Total assets were $1.231 billion as of December 31, 2019. Loans receivable totaled $924.6 million as of December 31, 2019, with total deposits of $957.5 million and stockholders’ equity of $137.1 million.

Loans receivable increased $74.4 million, or 8.8%, from the prior year-end due primarily to a $40.4 million increase in commercial loans and a $34.0 million increase in consumer loans. For the three months and year ended December 31, 2019, net charge-offs totaled $96,000 and $1,194,000, respectively, compared to $203,000 and $907,000, respectively, for the corresponding periods in 2018.

Net interest income, on a fully taxable equivalent basis (fte), totaled $10,066,000 for the three months ended December 31, 2019, an increase of $379,000 compared to the same period in 2018. For the year, net interest income (fte) totaled $39,612,000, an increase of $1,713,000 compared to 2018 due primarily to the higher volume of earning assets, including an $84.8 million increase in average loans outstanding.

Other income for the three months ended December 31, 2019 totaled $1,696,000 compared to $1,600,000 for the similar period in 2018. Gains on the sale of loans and securities increased $65,000, while all other items of other income increased $31,000 in the aggregate due primarily to service charges and fees. Other income for the year ended December 31, 2019 totaled $6,778,000 compared to $7,065,000 in 2018, a decrease of $287,000 due primarily to non-recurring income recognized in 2018. Gains on the sale of loans and investment securities increased $195,000 in the aggregate, while all other items of other income decreased $482,000, net.

Other expenses totaled $7,088,000 for the three months ended December 31, 2019, compared to $6,803,000 in the similar period of 2018. The $285,000 increase includes a $165,000 increase in salaries and benefits costs. All other operating expenses increased $120,000 or 3.7%, net. For the year ended December 31, 2019, other expenses totaled $27,311,000 compared to $25,975,000 for 2018, an increase of $1,336,000. Salaries and benefits increased $635,000 and data processing related costs increased $442,000. All other operating expenses increased $262,000, or 2.5%, net.

Mr. Critelli commented, “In 2019, our earnings increased $564,000 over our previous record year of 2018. Our Return on Average Assets was 1.18% and our Return on Average Equity was 10.83%. Our cash dividend of $0.25 per share declared in the fourth quarter of 2019 represents a 4.2% increase over the same period of last year. Earnings per share (fully diluted) also improved to $2.25 from $2.17 in 2018. Our loan growth exceeded 8%, operating expenses remain well controlled, and our capital base remains above regulatory “Well Capitalized” targets. Please know that we continue to search out opportunities available to us, and look forward to serving our growing base of stockholders and customers.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates fifteen offices throughout Northeastern Pennsylvania and twelve offices in the Southern Tier of New York. The Company’s stock is traded on the Nasdaq Global Market under the symbol, “NWFL”.

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the ability to control costs and expenses, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure. Tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 21%. We believe the presentation of interest income on a tax–equivalent basis ensures comparability of interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following table reconciles net interest income to net interest income on a tax-equivalent basis:

(dollars in thousands)	Three months ended December 31		Year ended December 31
	2019	2018	2019	2018
Net interest income	$9,833	$9,429	$38,606	$36,839
Tax equivalent basis adjustment using 21% marginal tax rate	233	258	1,006	1,060

Net interest income on a fully taxable equivalent basis	$10,066	$9,687	$39,612	$37,899

This release also references average tangible equity, which is also a non-GAAP financial measure. Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity. The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data.

The following reconciles average equity to average tangible equity:

(dollars in thousands)	Three months ended December 31		Year ended December 31
	2019	2019	2019	2018
Average equity	$136,920	$118,442	$131,271	$116,538
Average goodwill and other Intangibles	(11,575)	(11,678)	(11,611)	(11,723)

Average tangible equity	$125,345	$106,764	$119,660	$104,815

Contact:	William S. Lance Executive Vice President & Chief Financial Officer NORWOOD FINANCIAL CORP 570-253-8505 www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

(unaudited)

	December 31
	2019	2018
ASSETS
Cash and due from banks	$15,038	$18,039
Interest-bearing deposits with banks	377	309

Cash and cash equivalents	15,415	18,348
Securities available for sale	210,205	243,277
Loans receivable	924,581	850,182
Less: Allowance for loan losses	8,509	8,452

Net loans receivable	916,072	841,730
Regulatory stock, at cost	4,844	3,926
Bank premises and equipment, net	14,228	13,846
Bank owned life insurance	38,763	37,932
Foreclosed real estate owned	1,556	1,115
Accrued interest receivable	3,719	3,776
Goodwill	11,331	11,331
Other intangible assets	235	336
Other assets	14,242	8,942

TOTAL ASSETS	$1,230,610	$1,184,559

LIABILITIES
Deposits:
Non-interest bearing demand	$207,299	$201,457
Interest-bearing	750,230	745,323

Total deposits	957,529	946,780
Short-term borrowings	62,256	53,046
Other borrowings	56,438	52,284
Accrued interest payable	2,432	1,806
Other liabilities	14,527	8,358

TOTAL LIABILITIES	1,093,182	1,062,274

STOCKHOLDERS' EQUITY
Preferred Stock, no par value per share, authorized 5,000,000 shares	–	–
Common Stock, $.10 par value per share,
authorized: 2019: 20,000,000 shares, 2018: 10,000,000 shares	634	630
issued: 2019: 6,340,563 shares, 2018: 6,295,113 shares
Surplus	49,471	48,322
Retained earnings	86,536	78,434
Treasury stock, at cost: 2019: 12,007 shares, 2018: 2,470 shares	(400)	(81)
Accumulated other comprehensive income (loss)	1,187	(5,020)

TOTAL STOCKHOLDERS' EQUITY	137,428	122,285

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,230,610	$1,184,559

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
INTEREST INCOME
Loans receivable, including fees	$10,815	$9,759	$41,889	$36,404
Securities	1,159	1,476	5,314	6,019
Other	11	10	81	73

Total Interest income	11,985	11,245	47,284	42,496

INTEREST EXPENSE
Deposits	1,784	1,446	7,139	4,644
Short-term borrowings	124	122	468	323
Other borrowings	244	248	1,071	690

Total Interest expense	2,152	1,816	8,678	5,657

NET INTEREST INCOME	9,833	9,429	38,606	36,839
PROVISION FOR LOAN LOSSES	200	375	1,250	1,725

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,633	9,054	37,356	35,114

OTHER INCOME
Service charges and fees	1,168	1,085	4,450	4,295
Income from fiduciary activities	156	126	610	589
Net realized gains on sales of securities	21	–	254	213
Gains on sales of loans, net	44	–	169	15
Earnings and proceeds on life insurance policies	200	277	830	1,126
Other	107	112	465	827

Total other income	1,696	1,600	6,778	7,065

OTHER EXPENSES
Salaries and employee benefits	3,740	3,575	14,655	14,020
Occupancy, furniture and equipment	938	1,036	3,719	3,695
Data processing and related operations	469	400	1,869	1,427
Taxes, other than income	232	92	751	572
Professional fees	362	232	1,113	993
FDIC Insurance assessment	3	83	153	347
Foreclosed real estate	9	104	45	172
Amortization of intangibles	22	29	101	126
Other	1,313	1,252	4,905	4,623

Total other expenses	7,088	6,803	27,311	25,975

INCOME BEFORE TAX	4,241	3,851	16,823	16,204
INCOME TAX EXPENSE	645	552	2,608	2,553

NET INCOME	$3,596	$3,299	$14,215	$13,651

Basic earnings per share	$0.57	$0.53	$2.27	$2.19

Diluted earnings per share	$0.57	$0.53	$2.25	$2.17

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended December 31	2019	2018
Net interest income	$9,833	$9,429
Net income	3,596	3,299

Net interest spread (fully taxable equivalent)	3.33%	3.33%
Net interest margin (fully taxable equivalent)	3.59%	3.54%
Return on average assets	1.18%	1.12%
Return on average equity	10.42%	11.05%
Return on average tangible equity	11.38%	12.26%
Basic earnings per share	$0.57	$0.53
Diluted earnings per share	$0.57	$0.53

For the Twelve Months Ended December 31
Net interest income	$38,606	$36,839
Net income	14,215	13,651

Net interest spread (fully taxable equivalent)	3.28%	3.36%
Net interest margin (fully taxable equivalent)	3.53%	3.53%
Return on average assets	1.18%	1.19%
Return on average equity	10.83%	11.71%
Return on average tangible equity	11.88%	13.02%
Basic earnings per share	$2.27	$2.19
Diluted earnings per share	$2.25	$2.17

As of December 31

Total assets	$1,230,610	$1,184,559
Total loans receivable	924,581	850,182
Allowance for loan losses	8,509	8,452
Total deposits	957,529	946,780
Stockholders’ equity	137,428	122,285
Trust assets under management	170,685	151,224

Book value per share	$21.67	$19.43
Tangible book value per share	$19.84	$17.58
Equity to total assets	11.17%	10.32%
Allowance to total loans receivable	0.92%	0.99%
Nonperforming loans to total loans	0.09%	0.13%
Nonperforming assets to total assets	0.19%	0.19%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	December 31 2019	September 30 2019	June 30 2019	March 31 2019	December 31 2018
ASSETS
Cash and due from banks	$15,038	$20,067	$14,207	$13,583	$18,039
Interest-bearing deposits with banks	377	848	4,265	6,291	309

Cash and cash equivalents	15,415	20,915	18,472	19,874	18,348

Securities available for sale	210,205	211,199	238,083	240,621	243,277
Loans receivable	924,581	905,582	887,673	864,198	850,182
Less: Allowance for loan losses	8,509	8,405	8,228	8,349	8,452

Net loans receivable	916,072	897,177	879,445	855,849	841,730
Regulatory stock, at cost	4,844	3,137	3,155	3,132	3,926
Bank owned life insurance	38,763	38,562	38,340	38,134	37,932
Bank premises and equipment, net	14,228	13,927	13,880	14,165	13,846
Foreclosed real estate owned	1,556	1,572	1,677	1,792	1,115
Goodwill and other intangibles	11,566	11,588	11,611	11,638	11,667
Other assets	17,961	17,779	17,865	18,390	12,718

TOTAL ASSETS	$1,230,610	$1,215,856	$1,222,528	$1,203,595	$1,184,559

LIABILITIES
Deposits:
Non-interest bearing demand	$207,299	$231,211	$221,764	$206,806	$201,457
Interest-bearing deposits	750,230	743,222	759,460	767,609	745,323

Total deposits	957,529	974,433	981,224	974,415	946,780
Borrowings	118,694	88,684	92,118	85,779	105,330
Other liabilities	16,959	17,845	17,703	16,629	10,164

TOTAL LIABILITIES	1,093,182	1,080,962	1,091,045	1,076,823	1,062,274
STOCKHOLDERS' EQUITY	137,428	134,894	131,483	126,772	122,285

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,230,610	$1,215,856	$1,222,528	$1,203,595	$1,184,559

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

Three months ended	December 31 2019	September 30 2019	June 30 2019	March 31 2019	December 31 2018
INTEREST INCOME
Loans receivable, including fees	$10,815	$10,776	$10,328	$9,970	$9,759
Securities	1,159	1,278	1,435	1,441	1,476
Other	11	5	51	15	10

Total interest income	11,985	12,059	11,814	11,426	11,245

INTEREST EXPENSE
Deposits	1,784	1,787	1,839	1,729	1,446
Borrowings	368	381	363	426	370

Total interest expense	2,152	2,168	2,202	2,155	1,816

NET INTEREST INCOME	9,833	9,891	9,612	9,271	9,429
PROVISION FOR LOAN LOSSES	200	300	300	450	375

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,633	9,591	9,312	8,821	9,054

OTHER INCOME
Service charges and fees	1,168	1,200	1,052	1,031	1,085
Income from fiduciary activities	156	167	145	142	126
Net realized gains on sales of securities	21	169	64	—	—
Gains on sales of loans, net	44	15	67	42	—
Earnings and proceeds on life insurance policies	200	222	207	202	277
Other	107	109	106	143	112

Total other income	1,696	1,882	1,641	1,560	1,600

OTHER EXPENSES
Salaries and employee benefits	3,740	3,667	3,599	3,649	3,575
Occupancy, furniture and equipment, net	938	916	940	924	1,036
Foreclosed real estate	9	24	(10)	23	104
FDIC insurance assessment	3	(5)	84	71	83
Other	2,398	2,189	2,172	1,981	2,005

Total other expenses	7,088	6,791	6,785	6,648	6,803

INCOME BEFORE TAX	4,241	4,682	4,168	3,733	3,851
INCOME TAX EXPENSE	645	775	646	543	552

NET INCOME	$3,596	$3,907	$3,522	$3,190	$3,299

Basic earnings per share	$0.57	$0.62	$0.56	$0.51	$0.53

Diluted earnings per share	$0.57	$0.62	$0.56	$0.51	$0.53

Book Value per share	$21.67	$21.41	$20.90	$20.16	$19.43
Tangible Book Value per share	19.84	19.57	19.06	18.31	17.58

Return on average assets (annualized)	1.18%	1.27%	1.16%	1.09%	1.12%
Return on average equity (annualized)	10.42%	11.56%	10.93%	10.37%	11.02%
Return on average tangible equity (annualized)	11.38%	12.66%	12.01%	11.44%	12.23%

Net interest spread (fte)	3.33%	3.35%	3.24%	3.20%	3.33%
Net interest margin (fte)	3.59%	3.60%	3.49%	3.43%	3.54%

Allowance for loan losses to total loans	0.92%	0.93%	0.93%	0.97%	0.99%
Net charge-offs to average loans (annualized)	0.04%	0.05%	0.19%	0.26%	0.10%
Nonperforming loans to total loans	0.09%	0.15%	0.15%	0.13%	0.13%
Nonperforming assets to total assets	0.19%	0.24%	0.25%	0.24%	0.19%